SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2006
NUMEREX CORP.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-22920	11-2948749

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Parkwood Circle
Suite 500
Atlanta, Georgia

(Address of principal executive offices)
30339

(Zip code)
(770) 693-5950

(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On September 14, 2006, the Company converted into equity $1,249,993 of the $4,883,799 outstanding under a convertible note entered into between the Company and Laurus Master Fund, Ltd, dated May 30, 2006 (the “Convertible Note”). The transaction resulted in the issuance of 158,027 shares of the Company’s Class A Common Stock (the “Shares”) at a conversion price of $7.91 , as set forth in the Convertible Note. Approximately $3.7 million in principal remains outstanding under the Convertible Note.
     The Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”).
     Laurus is an “accredited investor” as defined in Rule 501(d) of Regulation D under the Securities Act. The Company issued the Convertible Note to Laurus in reliance on the exemption from registration provided by Section 4(2) under the Securities Act.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
          None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.
By:	/s/ Alan Catherall
Alan Catherall
Chief Financial Officer

Date: September 15, 2006